EXHIBIT 10.20

US Noble Gas, LLC

402 Orofino Drive

Castle Rock, CO 80108

RE: Side Agreement regarding Letter Agreement between American Noble Gas, Inc. (formerly Infinity Energy Resources, Inc.) and U.S. Noble Gas, LLC

Dear Paul:

The purpose of this Side Letter is to update and supplement the Letter Agreement dated November 9, 2021 (the “Letter Agreement”) by and between American Noble Gas, Inc., formerly known as, Infinity Energy Resources, Inc. (“AMGAS”) and U.S. Noble Gas, LLC. (“USNG”). AMGAS and USNG hereby agrees that this Side Letter will supplement and be effective as of November 9, 2021 which is the Date of the original Letter Agreement and that all provisions of the Letter Agreement are unchanged and this Side Letter represents only an addition to the Letter Agreement. The parties agree as follows:

Term Of Agreement:

The original term of this agreement is five years from the effective date of this Letter Agreement. The Letter Agreement will automatically renew for successive one-year periods at the expiration date of this Letter Agreement unless:

1.	There is a breach of the terms of this Letter Agreement by either party that has not been cured upon 30 days written notice of the breaching party.
2.	The parties mutually agree in writing to not renew the Letter Agreement.
3.	A party to the Letter Agreement provides 90-day written notice to the other party of its intent not to renew the Letter Agreement. In such case, the parties agree to negotiate in good faith mutually agreeable terms to terminate the Letter Agreement and/or to negotiate new terms agreeable to each party and enter into a new Letter Agreement.

This Letter Agreement may be executed by use of electronic signature and may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together, shall constitute one and the same agreement.

IN WITNESS WEREOF, by signing below the undersigned agree and accept the terms of this Letter Agreement and have executed it as of February 2, 2022.

American Noble Gas, Inc. (formerly known as, Infinity Energy Resources, Inc.)		U.S. Noble Gas, LLC.

By:	/s/ Stanton E. Ross	By:	/s/ Paul Mendell
Name:	Stanton E. Ross	Name:	Paul Mendell
Title:	CEO, President & Chairman	Title:	Managing Member